SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
____________________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 9, 2012
____________________________

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Pursuant to the terms of the letter agreement dated October 21, 2011, effective April 30, 2012, Surya N. Mohapatra, Ph.D., will terminate as Chairman of the Board, President and Chief Executive Officer of Quest Diagnostics Incorporated (the “Company”).  Pursuant to the terms of Dr. Mohapatra’s employment agreement with the Company, Dr. Mohapatra has resigned from the Company’s Board of Directors (the “Board”), effective April 30, 2012.

As of the date of this report, no new compensatory or severance arrangements have been entered into in connection with Dr. Mohapatra’s termination.  Should any such arrangements be entered into in the future, the material terms of such arrangements will be disclosed in a subsequent filing.

(c), (d), (e)

On April 9, 2012, the Board of Directors (the “Board”) of the Company elected Stephen H. Rusckowski as President and Chief Executive Officer, effective May 1, 2012.

Mr. Rusckowski, age 54, has served as Executive Vice President of Royal Philips Electronics N.V. (“Philips”), a member of the Philips Executive Committee and Chief Executive Officer of Philips Healthcare since November 2006.  He has served as a member of the Board of Management of Philips since April 2007.

Mr. Rusckowski was previously the CEO of the Imaging Systems business group of Philips Healthcare. Before joining Philips he held numerous management positions with the healthcare division of Hewlett-Packard/Agilent Technologies.  He was the General Manager of Agilent’s Healthcare Solutions Group when Philips acquired this business in 2001.

Mr. Rusckowski holds a Bachelor of Science in Mechanical Engineering from Worcester Polytechnic Institute and a degree in management science from the Massachusetts Institute of Technology.

On April 9, 2012, the Company entered into an employment letter agreement (the “Employment Agreement”) with Mr. Rusckowski.  The Employment Agreement provides for an initial term expiring on December 31, 2015, provided that the term will be automatically extended for successive one-year periods unless the Company or Mr. Rusckowski notifies the other in accordance with the terms of the Employment Agreement that it will expire.  It is expected that Mr. Rusckowski will commence employment on May 1, 2012.

On April 9, 2012, Mr. Rusckowski was elected a director of the Company effective May 1, 2012, pursuant to the terms of the Employment Agreement.  He will serve as a member of the class of directors whose term expires at the Company’s 2013 annual meeting of stockholders.

He will fill the vacancy in that class created by the resignation as a director of Dr. Mohapatra.  As a director who is an employee of the Company, Mr. Rusckowski will receive no additional compensation for his service as a member of the Board.

The Employment Agreement provides that Mr. Rusckowski will receive an annual base salary of $1,050,000, subject to annual review, and will be eligible to receive annual incentive compensation under the Company’s Senior Management Incentive Plan with a target amount of 130% of base salary.  The actual amount of the annual incentive compensation will be determined by the Compensation Committee of the Board.  However, Mr. Rusckowski’s 2012 annual incentive compensation will be not less than $1,365,000.  Mr. Rusckowski also will be eligible to be granted annual equity awards under the Company’s Employee Long-term Incentive Plan (“Employee Plan”) at the time that equity awards generally are made to the Company’s senior executives.

On the day that he commences employment (the “Commencement Date”), Mr. Rusckowski will receive an annual grant under the Employee Plan with a target value of $6,700,000, allocated 40% ($2,680,000) to stock options, 40% ($2,680,000) to performance shares and 20% ($1,340,000) to restricted stock units.  This award will be subject to the same terms and conditions as (including performance goals under the performance shares) and will be set forth in an equity award agreement that is substantially similar to the annual long-term incentive awards granted under the Employee Plan in 2012 to other Company senior executives.

In addition, on the Commencement Date, Mr. Rusckowski will be granted an award of performance shares under the Employee Plan having a target value equal to (i) $2,680,000 multiplied by (ii) a fraction the numerator of which is the number of whole or partial months from the Commencement Date to December 31, 2012 and the denominator of which is 36, which award will be subject to the same terms and conditions as (including performance goals) and will be set forth in an equity award agreement that is substantially similar to the annual award of performance shares granted under the Employee Plan in 2010 to other Company senior executives.

In addition, on the Commencement Date, Mr. Rusckowski will be granted an award of performance shares under the Employee Plan having a target value equal to (i) $2,680,000 multiplied by (ii) a fraction the numerator of which is the number of whole or partial months from the Commencement Date to December 31, 2013 and the denominator of which is 36, which award will be subject to the same terms and conditions as (including performance goals) and will be set forth in an equity award agreement that is substantially similar to the annual award of performance shares granted under the Employee Plan in 2011 to other Company senior executives.

In addition, to compensate Mr. Rusckowski for certain forfeitures incurred in connection with the termination of his employment from his immediately preceding employer and as a sign-on inducement, the Employment Agreement provides for Mr. Rusckowski to receive (i) within 30 days after the Commencement Date, a lump-sum cash payment of $500,000 (the “Make Whole Cash Payment”) and (ii) on the Commencement Date, a grant of 20,000 restricted stock units (the “Make Whole RSUs”).

Mr. Rusckowski is required under the Employment Agreement to refund the Make Whole Cash Payment if he voluntarily terminates employment without Good Reason (as defined in the Employment Agreement) or if the Company terminates his employment for Cause (as defined in the Employment Agreement), in each case at any time prior to the first anniversary of the Commencement Date.

The Make Whole RSUs will be issued pursuant to the terms and conditions of the Buy-Out Restricted Stock Unit Award Agreement (the “RSU Agreement”) in the form called for by the Employment Agreement.  50% of the Make Whole RSUs are scheduled to vest on April 15, 2013 and an additional 50% are scheduled to vest on April 15, 2014.  In certain situations more fully set forth in the RSU Agreement, the Make Whole RSUs are subject to pro rata or accelerated vesting, in accordance with the terms of the RSU Agreement.

Mr. Rusckowski will be eligible to participate in the employee benefit programs generally available to senior executives of the Company, including health insurance, life and disability insurance, the Employee Stock Purchase Plan, a 401(k) plan and a flexible spending plan.  He will be entitled to annual paid vacation in accordance with the Company’s time off policy applicable to senior executives (which provides 20 days of paid time off in the first year of employment).  Mr. Rusckowski will be entitled to relocation benefits in accordance with the Company’s Tier IV Relocation Policy, with such changes and adjustments appropriate for a Chief Executive Officer as determined by the Board in its discretion; provided that temporary housing under the Tier IV Relocation Policy will be extended up to 180 days.  To ensure Mr. Rusckowski’s accessibility, safety and productivity, the Company will reimburse Mr. Rusckowski for the costs of an executive driver for business purposes, including transportation between his residence and the Company’s offices.

Mr. Rusckowski is required, pursuant to the Employment Agreement, not later than December 31, 2015, to attain the guideline shareholding of the Company’s common stock (currently 100,000 shares) under the Company’s policies in effect from time to time regarding the acquisition and retention of shares of Company common stock.

In the Employment Agreement, the Company agrees to indemnify Mr. Rusckowski (including advancement of expenses) and hold him harmless to the fullest extent permitted by the certificate of incorporation and by-laws of the Company against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorneys’ fees), losses, and damages resulting from the performance of his duties and obligations with the Company in good faith and with a reasonable belief that such performance was in, and not opposed to, the best interests of the Company.  The Company also agrees to cover Mr. Rusckowski as an insured, during his employment and service as a director of the Company and at all times thereafter during which he may be subject to liability for which he may be indemnified, to the extent of any contract of officers and directors liability insurance of the Company that insures directors.

On the Commencement Date, the Company and Mr. Rusckowski will enter the Company’s standard form Restrictive Covenant Agreement (the “Covenant Agreement”).  In the Covenant Agreement, Mr. Rusckowski generally agrees to protect the Company’s confidential information, refrain from competing with the Company, refrain from soliciting the Company’s customers and employees and comply with provisions regarding ownership of inventions.

Mr. Rusckowski will be a Schedule A participant in the Company’s Executive Officer Severance Plan, subject to certain modifications set forth in his employment agreement.  These modifications include that (i) any plan amendment or termination adverse to Mr. Rusckowski, other than a change in the form and timing of severance payments, will be disregarded; (ii) prior to the occurrence of a Change in Control, Mr. Rusckowski will be entitled to resign upon the occurrence of a “Good Reason” event (as defined under the Employment Agreement), subject to certain Company cure rights, and thereupon be entitled to severance benefits; (iii) payment of a pro rata bonus based on actual Company performance results for the year of termination and payable when bonuses otherwise are payable to other senior executives, to the extent not otherwise provided under the Executive Officer Severance Plan or the Company’s Senior Management Incentive Plan; and (iv) Mr. Rusckowski will not be entitled to a Section 280G “parachute payment” excise tax gross-up, but instead will be entitled to the better after-tax result of a reduction of any parachute payments to the Section 280G safe harbor amount or no reduction with payment of any applicable excise tax. All severance payments will be subject to Mr. Rusckowski’s resignation from all offices and as a director of the Board, providing a release of all claims and Mr. Rusckowski’s continued compliance with the Covenant Agreement.

Mr. Rusckowski is not party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement, the RSU Agreement and the Covenant Agreement are qualified in their entirety by reference to the full text of the Employment Agreement, the RSU Agreement and the Covenant Agreement, respectively, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01.  Regulation FD Disclosure.

On April 11, 2012, the Company issued a press release announcing the changes described in Item 5.02 and Item 8.01 of this Current Report on Form 8-K.  A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.  The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Securities Exchange Act of 1934, as amended and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01.  Other Events.

On April 9, 2012, the Company’s Board of Directors appointed Daniel C. Stanzione, Ph.D., the Company’s Lead Independent Director, as non-executive Chairman of the Board, effective May 1, 2012.  Dr. Stanzione will continue to serve as Chairman of the Board’s Governance Committee.

In addition to the compensation payable to each of the Company’s directors for their service as a director, for the 2012-2013 year, Dr. Stanzione will receive the following compensation for his service as non-executive Chairman of the Board and Chairman of the Board’s Governance Committee: (a) a cash retainer, payable on the same schedule as the Board retainer paid to each director, of $72,500; and (b) non-qualified stock options, granted effective May 11, 2012, delivered pursuant to the Amended and Restated Long-Term Incentive Plan for Non-Employee Directors (the “Director Plan”), having a grant date value of $72,500.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

10.1	Offer Letter of Employment dated April 9, 2012
10.2	Form of Buy-Out Restricted Stock Unit Award Agreement
10.3	Form of Restrictive Covenant Agreement
99.1	Press Release dated April 11, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

April 11, 2012

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Assistant General Counsel and Secretary